EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-229851 and No. 333-225397) and Form S-8 (No. 333-218207 and No. 333-211558) of Flagstar Bancorp, Inc. of our report dated March 1, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers, LLP
Detroit, Michigan
March 1, 2022